SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Oct. 20, 2006

Date of Report

Oct. 30, 2006

(Date of earliest event reported)

AIMS™ WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-86711	87-0567854
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

10400 Eaton Place, Suite 450, Fairfax, VA  22030

(Address of principal executive offices, including zip code)

703-621-3875

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

IKON HOLDINGS, INC., Agreement

On October 20, 2006, the Company amended its Securities Purchase Agreement with IKON Holdings, Inc., a Virginia corporation.

As previously reported, on August 11, 2006, the Company entered a Securities Purchase Agreement with IKON HOLDINGS, INC. (“IKON”) for the purchase of 55% of the membership interests in IKON Public Affairs Group, LLC, (“IPAG”).  At closing, IKON will contribute all of its operating assets and liability to IPAG in exchange for f100% of the membership interests in IPAG.  The purchase price for the 55% interest is $2,970,000 which may be adjusted pursuant to certain conditions.  The purchase price is payable as follows:  $500,000 in cash, approximately $985,000 in the form of a promissory note bearing interest at the rate of 6% per annum which is due and payable on December 31, 2006, and the balance of the purchase price to be paid with 1,650,000 shares of restricted common stock of the Company valued at $0.90 per share ($1,485,000).

The IKON Agreement contains piggy-back registration rights for the shares of the Company’s restricted common stock to be issued to IKON.

The amended Securities Purchase Agreement provides for closing of the transaction on or before November 15, 2006.  As consideration for the extension of the closing date, the Company paid $50,000 as an extension fee.  In addition, the Company paid $100,000 as an advance against the $500,000 payment due at closing.  Neither the extension fee nor the advance fee are refundable in any event other than by default by the seller.

STREETFIGHTER MARKETING, INC., Agreement

On October 24, 2006, the Company entered an agreement with the shareholders of Streetfighter Marketing, Inc. whereby the Company acquired 100% of the issued and outstanding stock of Streetfighter in exchange for  722,222 shares of the Company’s restricted common stock in a transaction valued at $650,000.

The agreement requires the Company to enter into employment agreements with two Streetfighter employees.  As of the date of this report, the Company has not yet finalized any employment agreements.

Streetfigher Marketing, Inc., headquartered in Columbus, Ohio, specializes in training businesses how to market, promote and increase sales on a shoestring budget. The Streetfighter client list includes AT&T, American Express, Walt Disney, Pizza Hut, Honda, Sony, Goodyear, Marvel Comics, The City of Dallas, the State of Arkansas, and the Country of India.

Item 9.01

Financial Statements and Exhibits.

The following exhibits are included with this report on Form 8-K.

Exhibit Number

Title

10.01

IKON First Amendment to Stock Purchase Agreement

10.02

Streetfighter Stock Exchange Agreement

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AIMS™ WORLDWIDE, INC.

Date:  October 30, 2006

By: /s/ Gerald Garcia, Jr.

Gerald Garcia, Jr.

President and Chief Executive Officer

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